Exhibit 10.2

LOAN AGREEMENT

This agreement is entered into by and between InterCore, Inc., a Delaware corporation, (“InterCore”) and its wholly owned subsidiary SRG International, Inc., a Canadian corporation (InterCore, Inc. together with SRG International, Inc., the "Companies") and _______________, a Texas Limited Partnership, (the "Lender") as of __________, 2015 (the "Agreement").

WHEREAS, the Companies require additional working capital in order to implement their business plan; and

WHEREAS, the Lender is fully familiar with their business strategy and desires to assist the Companies in achieving their business development by providing the working capital they require; and

WHEREAS, this Agreement is the Definitive Agreement to implement the loan and the Promissory Note.

NOW THEREFORE intending to be legally bound the parties hereto do agree as follows:

1)	Extension of Credit

The Lender hereby agrees to extend credit to the Companies in the amount of $________. The funds will be wired directly to the account of __________.

2)	Term of the Facility

Unless extended by the Lender the Facility must be retired fully on or before January 31, 2016.

3)	Interest

The Companies further agrees to pay to the Lender interest on the Outstanding Principal at the rate of 18% per annum (1.5% per month). Payment will be due and payable on the first of each month.

4)	Facility Fee

A one-time, non-refundable fee of $__________ shall be earned when the Loan Agreement has been executed. This fee is due and payable on January 31, 2016.

5)	Warrants

The Companies will issue to the Lender a Warrant to purchase __________ shares of InterCore (ICOR) common stock. The Warrant will have a term of four years and a strike price of $0.50 per share. This Warrant will include a cashless exercise provision. Notwithstanding any other provision governing the Warrants, the Lender may not exercise these Warrants to the extent that immediately following such exercise the Lender would beneficially own more than 9.99% of the outstanding Common Stock of the Company. For this purpose, a representation of the Lender that following such exercise it would not beneficially own more than 9.99% of the outstanding Common Stock of the Company shall be conclusive and binding upon the Company.

6)	Promissory Note

The Companies shall execute a promissory note in the form consistent with its recently issued notes.

7)	Default

If the Companies fail to repay the full loan amount by the due date, the Companies agree to pay a penalty in the amount of $__________ plus the interest rate will increase to 24% per annum.

8)	Lender Representations

Lender hereby represents that it is an “accredited” investor and Lender (as defined in 17 CFR 230.501 (a) subsection 8. Lender further represents that Lender has not been formed for the purpose of making this investment, that Lender is acquiring the promissory note(s), warrants and securities therein for its own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof. Lender further agrees that it will not distribute, transfer, assign, sell, or by any other means transfer ownership of, or any rights to, the promissory note(s) without prior approval of the Companies.

9)	Entire Agreement

This is the entire Agreement of the parties relating to this subject matter. It is to be governed by the laws of the State of Delaware and shall be enforced in the state or federal courts of the State of Delaware if the parties cannot amicably resolve any disputes by voluntary submission to an agreed upon mediator or arbitration mechanism. The Agreement may be modified only in writing that is signed by the parties.

Witness the hand and seal of the parties as of the date first above written:

InterCore, Inc.

____________________________________

By: James F. Groelinger, Chief Executive Officer

SRG International, Inc.

___________________________________

By: Raphael Huppe, Chief Technology Officer

SRG International, Inc.

___________________

By: Claude Brun, Director

Name of Lender

___________________

By: